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                                                                   EXHIBIT 10.14

             LIMITED RECOURSE SECURED PROMISSORY NOTE (THE ""NOTE")

$800,000                                                         November 8,1999

         FOR VALUE RECEIVED, the undersigned, Thomas Finkbiner ("Promissor"), hereby promises to pay Quality Distribution, Inc., (the "Company") or its assigns ("Promissee"), the principal sum of Eight Hundred Thousand Dollars ($800,000) (the "Original Principal Amount") plus addition principal, as provided below, on November 8, 2007 (the "Maturity Date"), with any accrued interest thereon. Interest on the Note shall be computed (on the basis of a 360 day year of twelve 30 day months) on the unpaid principal balance thereof at the Contract Rate (as defined below), compounded semi-annually, commencing on the date hereof and continuing until the amounts owing hereunder are paid in full. The "Contract Rate" shall be set on a semi-annual basis commencing on the date hereof and shall be an interest rate per annum equal to the Company's Average Cost of Borrowings (as defined in Annex I hereto), but in no event shall the Contract Rate be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. On the last day of each Interest Period (as defined in Annex I hereto) interest accrued for such period shall be added to the then outstanding principal balance of the Note and shall thereafter bear interest at the Contract Rate until paid. All principal in addition to the Original Principal Amount and any accrued interest thereon is herein referred to as the "Additional Amount." Payments of principal of and interest on this Note shall be made in immediately available funds in lawful money of the United States of America ("U.S. dollars").

         The obligations of Promissor under this Note are secured as set forth in the Pledge Agreement, dated the date hereof, between Promissee and Promissor, a copy of which is attached hereto and incorporated herein as Exhibit A (the "Pledge Agreement"). This Note and the Pledge Agreement are limited recourse to the Promissor and Promissor shall not have any personal liability for repayment of this Note or under the Pledge Agreement other than the Additional Amount. Promissee's recourse on a default under this Note will be to first fully exercise its remedies under the Pledge Agreement with respect to the Pledged Collateral, before Promissor will be liable for any deficiency remaining after such a foreclosure and application of the proceeds.

         This Note may be prepaid in whole or in part at any time and from time to time, without premium or penalty, provided, however, that the entire principal balance and interest accrued theron shall be paid (whether out of proceeds from the sale of the Promisor's stock in the Company or otherwise) upon the time that the Prommisor is no longer employed with the Company. Principal on the Note shall be mandatorily pre-payable upon, and to the extent of, the receipt of any Net After-Tax Proceeds (as defined on Annex I hereto) from the sale of Pledged Collateral (as defined in the Pledge Agreement (as defined below)) within 30 days of the consummation of any such sale and any dividends paid on common stock. All prepayments made on this Note shall be applied first to the payment of the Additional Amount and then to the Original Principal Amount.


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         If an Event of Default (as defined in the Pledge Agreement) shall occur, the unpaid balance of the principal and interest of this Note shall automatically and immediately become due and payable, without the need the give notice to any person, and the Promissee shall have such rights and remedies as provided in the Pledge Agreement with respect to the Pledged Collateral.

         Promissor may not assign this Note without the prior written consent of Promissee, which may be granted or withheld for any reason or no reason. Promissee may assign this Note upon notice to Promissor. Subject to the foregoing, this Note shall be binding upon and inure to the benefit of Promissor, Promissee and their respective successors, heirs, legal representatives and permitted assigns.

         All parties to this Note, whether maker, principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

         This Note shall be governed by and in accordance with the laws of the State of

New York.

THIS NOTE IS SUBJECT TO CERTAIN PROVISIONS OF THE PLEDGE AGREEMENT AND ANNEX I ATTACHED HERETO.


                                     *****


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         IN WITNESS WHEREOF, the undersigned has duly executed-and delivered this Note as of the date first written above.

                                           /s/ THOMAS FINKBINER
                                          --------------------------------------
                                          Thomas Finkbiner


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                                     ANNEX I
                                       TO
                           NOTE DATED NOVEMBER 8, 1999

         "Calculation Agent" means the Company's Board of Directors.

         "Determination Date," with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.

         "Interest Period" means each of the periods commencing (i) on and including June 15 and ending on and including the day immediately preceding the next succeeding December 15, and (ii) on and including December 15 and ending on and including the day immediately preceding the next succeeding June 15, with the exception that the first Interest Period shall commence on and include November 8, 1999 and end on December 14, 1999.

         "Average Cost of Borrowings" shall equal 9%.

         "Net After-Tax Proceeds" means (i) the gross proceeds (expressed in U.S. dollars) received by the Promissor from the sale of the Pledged Collateral less the Promissor's tax basis in such Pledged Collateral for federal income tax purposes multiplied by (ii) one minus the then current effective consolidated federal, state and local tax rate of the Promissor with respect to such sale, expressed as a decimal.

         "Representative Amount" means a principal amount of not less than U.S. $1.0 million for a single transaction in the relevant market at the relevant time.

         The amount of interest for each day that the Note is outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the then unpaid principal amount of the Note. The amount of interest to be accrued on the Note for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.